EXHIBIT 10.20

$23,400,000.00	December ____, 2012
(the “Effective Date”)

Secured Promissory Note

FOR VALUE RECEIVED, the undersigned, AMREIT PRESTON ROYAL, LP, a Texas limited partnership, whose address is 8 Greenway Plaza, Suite 1000, Houston, Texas 77046 (the “Borrower”), promises to pay Twenty-Three Million Four Hundred Thousand Dollars and No Cents ($23,400,000.00), together with interest according to the terms of this Secured Promissory Note (this “Note”), to the order of TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY, a New York corporation (together with any future holder, the “Lender”), whose address is c/o AEGON USA Realty Advisors, LLC, 4333 Edgewood Road, N.E., Cedar Rapids, Iowa 52499-5443. Capitalized terms used but not defined in this Note shall have the meanings assigned to them in the Deed of Trust, as defined in Section 12 below.

1.	CONTRACT INTEREST RATE

The principal balance of this Note shall bear interest at the rate of the lesser of (i) Three and Twenty-One One Hundredths percent (3.21%) per annum (the “Note Rate”) and (ii) the Maximum Lawful Rate (as defined in Section 24.1 below). Interest shall accrue based on twelve thirty-day months.

2.	SCHEDULED PAYMENTS

	2.1	Prepayment of Interest for the Month of Funding

Unless the funding of the loan evidenced by this Note (together with all additional charges, advances and accruals, the “Loan”) occurs on the first day of a calendar month, the Borrower shall prepay, on the date of the funding, interest due from the date of the funding through and including the last day of the calendar month in which the funding occurs.

	2.2	Monthly Payments

On the first day of February, 2013 and on the first day of each subsequent calendar month through December, 2019, the Borrower shall pay an installment in the amount of One Hundred One Thousand Three Hundred Twenty-Five Dollars and Twenty-Eight Cents ($101,325.28). Monthly installments of principal and interest shall be made when due, regardless of the prior acceptance by the Lender of unscheduled payments.

	2.3	Final Payment

The Loan shall mature on the first day of January, 2020 (the “Maturity Date”), when the Borrower shall pay its entire principal balance, together with all accrued interest and any other amounts owed by the Borrower under this Note or under any of the other documents entered into now or in the future in connection with the Loan (the “Loan Documents”).

Promissory Note	-1-
Preston Royal Village, Dallas, Texas
AEGON Loan No. 10512155

3.	BALLOON PAYMENT ACKNOWLEDGMENT

The Borrower acknowledges that the scheduled monthly payments referred to in Section 2.2 will not amortize fully the principal sum of this Note over its term, resulting in a “balloon” payment at maturity. Any future agreement to extend this Note or refinance the Indebtedness it evidences may be made only by means of a writing executed by a duly authorized officer of the Lender.

4.	APPLICATION OF MONTHLY PRINCIPAL AND INTEREST PAYMENTS

When the Lender receives a monthly principal and interest payment, the Lender shall apply it first to interest in arrears for the previous month and then to the amortization of the principal amount of this Note, unless other amounts are then due under this Note or the other Loan Documents. If other amounts are due when a regular monthly payment is received, the Lender shall apply the payment first to accrued interest and then, at its discretion, either to those other amounts or to principal.

5.	DEFAULT INTEREST

If a Default exists (as defined in Section 9 below) the outstanding principal balance of this Note shall, at the option of the Lender, bear interest at a rate (the “Default Rate”) equal to the lesser of (i) eighteen percent (18%) per annum and (ii) the Maximum Lawful Rate. If interest has accrued at the Default Rate during any period, the difference between such accrued interest and interest which would have accrued at the Note Rate during such period shall be payable on demand. If a court of competent jurisdiction determines that any interest charged has exceeded the maximum rate allowed by law, the excess of the amount collected over the legal rate of interest will be applied to the Indebtedness as a principal prepayment without premium, retroactively, as of the date of receipt, or returned to the Borrower if the Indebtedness has been fully paid.

6.	LATE CHARGE

If the Lender does not receive any scheduled monthly principal and interest payment on or before the tenth (10th) day of the calendar month in which it is due, the Lender will send the Borrower written Notice that a late charge equal to five percent (5%) of the late payment has accrued. The Borrower shall pay any such late charge on or before the tenth day of the calendar month following the month during which the late payment was scheduled to have been received.

7.	PREPAYMENT

This Note is closed to prepayment prior to and during the first twelve (12) full calendar months of its term (the “Lock Period”). Thereafter, the principal balance of this Note may be prepaid upon not less than thirty (30) days’ prior written Notice to the Lender. At the time of any prepayment, the Borrower shall pay all accrued interest on the principal balance of this Note and all other sums due to the Lender under the Loan Documents. In addition, unless the prepayment is a “Permitted Par Prepayment” (as defined in Section 8 below), the Borrower shall remit together with any prepayment a premium (the “Prepayment Premium Amount”) equal to the greater of (A) one percent (1%) of the

Promissory Note	-2-
Preston Royal Village, Dallas, Texas
AEGON Loan No. 10512155

prepayment and (B) the amount (the “Yield Protection Amount”) calculated in accordance with the next succeeding paragraph of this Note.

Unless the one percent minimum prepayment premium applies, the “Prepayment Premium Amount” is the amount by which the present value of scheduled Loan payments (the “Total Present Value”) on the prepaid indebtedness exceeds the prepaid amount. To determine the Total Present Value, each of the scheduled payments to be made under the terms of this Note, including the “balloon” payment due at this Note’s maturity, shall be discounted to its present value as of the prepayment date. For this purpose, the Lender shall use a discount rate equal to (a) the interest rate on a hypothetical instrument which, assuming monthly compounding of interest, would produce a yield (as calculated by Merrill Lynch (or the Lender’s choice of another dealer in U.S. Treasury Securities) and as reported by Bloomberg, L.P.) equal to the interpolated average yield of U.S. Treasury Securities having the same average life as the remaining average life of the Loan (the “Prepayment Treasury Rate”), plus (b) fifty (50) basis points. The Prepayment Treasury Rate shall be determined as of two (2) Business Days (as defined in the Deed of Trust) before the date of the prepayment. The sum of these present value amounts equals the Total Present Value of a prepayment in full. If the prepayment is a partial prepayment, the Total Present Value equals the sum of these present value amounts multiplied by a fraction, the numerator of which is the principal amount to be prepaid and the denominator of which is the principal balance of the Loan as of the date of prepayment.

Voluntary partial prepayments shall be prohibited.

8.	PERMITTED PAR PREPAYMENTS

The Lender shall not charge a prepayment premium on certain prepayments (the “Permitted Par Prepayments”). Permitted Par Prepayments include:

(a) any prepayment in full of the Loan made no more than ninety (90) days before the Maturity Date; and

(b)

any prepayment made as the result of the Lender’s election to apply insurance or condemnation proceeds to the principal balance of this Note or to achieve any required loan to value ratio that is a prerequisite to the Borrower’s rights to obtain and to use such proceeds.

9.	DEFAULT

A default on this Note (“Default”) shall exist if (a) the Lender fails to receive any required installment of principal and interest on or before the tenth (10th) day of the calendar month in which it is due, (b) the Borrower fails to pay the matured balance of this Note on the Maturity Date or (c) a “Default” exists as defined in any other Loan Document. If a Default exists and the Lender engages counsel to collect any amount due under this Note or if the Lender is required to protect or enforce this Note in any probate, bankruptcy or other proceeding, then any expenses incurred by the Lender in respect of the engagement, including the reasonable fees and reimbursable expenses of counsel and including such costs and fees which relate to issues that are particular to any given proceeding, shall constitute indebtedness evidenced by this Note, shall be payable on demand, and shall bear interest at the Default Rate. Such fees and expenses include those incurred in connection with any action against the Borrower for a deficiency judgment after a foreclosure or trustee’s sale of the Real Property under the Deed of Trust,

Promissory Note	-3-
Preston Royal Village, Dallas, Texas
AEGON Loan No. 10512155

including all of the Lender’s reasonable attorneys’ fees, property appraisal costs and witness fees.

10.	ACCELERATION

If a Default exists, the Lender may, at its option, declare the unpaid principal balance of this Note to be immediately due and payable, together with all accrued interest on the Indebtedness, all costs of collection (including reasonable attorneys’ fees and expenses) and all other charges due and payable by the Borrower under this Note or any other Loan Document. If the subject Default has arisen from a failure by the Borrower to make a regular monthly payment of principal and interest, the Lender shall not accelerate the Indebtedness unless the Lender shall have given the Borrower at least three (3) Business Days’ advance Notice of its intent to do so.

Notwithstanding the foregoing, if the subject Default is a Curable Non-Monetary Default (as defined in the Deed of Trust), the Lender shall exercise its option to accelerate only by delivering Notice of acceleration to the Borrower. The Lender shall not deliver any such Notice of acceleration until (a) the Borrower has been given any required Notice of the prospective Default and (b) any applicable cure period has expired.

Except as expressly described in this Section, no Notice of acceleration shall be required in order for the Lender to exercise its option to accelerate the Indebtedness in the event of Default.

11.	PREPAYMENT FOLLOWING ACCELERATION

Any Default resulting in the acceleration of the Indebtedness evidenced by this Note shall be presumed to be an attempt to avoid the provisions of Section 7 of this Note, which prohibit prepayment or condition the Lender’s obligation to accept prepayment on the payment of a prepayment premium. Accordingly, if the Indebtedness is accelerated, any amounts tendered to repay the accelerated Indebtedness, or realized by the Lender through its remedies following acceleration, shall be subject to either (a) if the prepayment is tendered or realized during the Lock Period, a premium equal to the greater of (x) ten percent (10%) of the amount so tendered or realized and (y) the prepayment premium that would have been applicable under Section 7 (calculated from the date of acceleration through the Maturity Date), or (b) if the prepayment is tendered or realized thereafter, the prepayment premium that would have been applicable under Section 7 in respect of a voluntary prepayment (calculated from the date of acceleration through the Maturity Date).

12.	SECURITY

This Note is secured by a Deed of Trust, Security Agreement and Fixture Filing (the “Deed of Trust”) of even date herewith granted by the Borrower to Peter S. Graf, the Trustee, for the benefit of the Lender, conveying certain real property (the “Real Property”) located in the City of Dallas, Dallas County, Texas, and granting a security interest in certain fixtures and personal property, and by an Assignment of Leases and Rents of even date herewith made by the Borrower to the Lender, assigning the landlord’s interest in all present and future leases (the “Leases”) of all or any portion of the Real Property encumbered by the Deed of Trust. Reference is made to the Loan Documents for a description of the security and rights of the Lender. This reference shall

Promissory Note	-4-
Preston Royal Village, Dallas, Texas
AEGON Loan No. 10512155

not affect the unconditional obligation of the Borrower to repay the Loan in accordance with its terms.

13.	RECOURSE TO BORROWER

The Lender agrees that it shall not seek to enforce any monetary judgment with respect to the Indebtedness evidenced by this Note against the Borrower except through recourse to the Property (as defined in the Deed of Trust), unless the obligation from which the judgment arises is one of the “Carveout Obligations” defined in Section 14.

14.	CARVEOUT OBLIGATIONS

The “Carveout Obligations” are (a) the obligation to repay any portion of the Indebtedness evidenced by this Note that arises because the Lender has advanced funds or incurred expenses in respect of any of the “Carveouts” (as defined below), (b) the obligation to repay the entire Indebtedness evidenced by this Note, if the Lender’s exculpation of the Borrower from personal liability under this Section has become void as set forth below, (c) the obligation to indemnify the Lender in respect of its actual damages suffered in connection with any of the Carveouts, and (d) the obligation to defend and hold the Lender harmless from and against any claims, judgments, causes of action or proceedings arising from any of the Carveouts. The “Carveouts” are:

	(a)	Fraud or material written misrepresentation.

(b)

Waste of the Property (which shall include damage, destruction or disrepair of the Real Property caused by a willful act or grossly negligent omission of the Borrower, but shall exclude ordinary wear and tear in the absence of gross negligence).

	(c)	Misappropriation of tenant security deposits (including proceeds of tenant letters of credit), Insurance Proceeds or Condemnation Proceeds.

(d)

Failure to turn over to the Lender all tenant security deposits and tenant letters of credit required to be held by the Borrower under the terms of the Leases on or prior to the date on which the Lender receives title to the Real Property following the foreclosure of its lien or by delivery of the deed in lieu of foreclosure.

(e)

Failure to pay property taxes, assessments or other lienable Impositions to the taxing authority prior to the date when payment becomes delinquent or to the Lender to the extent such impositions have accrued on the date the Lender receives title to the Real Property following the foreclosure of its lien or by delivery of the deed in lieu of foreclosure.

(f)

Failure to maintain insurance coverage in accordance with the Loan Documents, provided that any coverage furnished by a Key Tenant (or any other Person) will not impair, alter or diminish the insurance requirements under the Loan Documents and will not modify this subpart (f), or failure to pay insurance proceeds to the Lender in accordance with the Loan Documents, even if a Key Lease provides otherwise.

	(g)	The cost to the Lender of the forced placement of insurance, as permitted under the Loan Documents.

Promissory Note	-5-
Preston Royal Village, Dallas, Texas
AEGON Loan No. 10512155

	(h)	Failure to pay to the Lender all Termination Payments, that are required to be paid to Lender pursuant to the Loan Documents.

	(i)	Failure to pay to the Lender all Rents, income and profits, net of reasonable and customary operating expenses, received in respect of a period when the Loan is in Default.

	(j)	The reasonable out-of-pocket expenses of enforcing the Loan Documents following Default, not including expenses incurred after the Lender has received a Qualified Offer.

	(k)	Executing, terminating or amending a Lease in violation of the Loan Documents.

	(l)	Any liability of the Borrower under the Environmental Indemnity Agreement.

(m)

Loss or damage suffered by the Lender as a result of: (i) Lender’s inability to perform an obligation under a Lease without breaching the Lease, or its inability to exercise a right under a Lease, in either case to the extent resulting from any reference made by the Lease to the “Shopping Center” to the extent “Shopping Center” includes the Leasehold Shopping Center Parcel; (ii) the exercise by a tenant of a right under a Lease that the tenant would have been unable to exercise but for any reference made by the Lease to the “Shopping Center” to the extent “Shopping Center” includes the Leasehold Shopping Center Parcel, or (iii) the performance by Lender of an obligation under a Lease that the Lender would not have been required to perform, but for any reference made by the Lease to the “Shopping Center” to the extent “Shopping Center” includes the Leasehold Shopping Center Parcel.

The Lender’s exculpation of the Borrower from personal liability for the repayment of the Indebtedness evidenced by this Note shall be void without Notice if the Borrower (A) voluntarily grants a lien on the Property in violation of the Deed of Trust, or (B) files a voluntary petition for reorganization under Title 11 of the United States Code (or under any other present or future law, domestic or foreign, relating to bankruptcy, insolvency, reorganization proceedings or otherwise similarly affecting the rights of creditors), and has not made a Qualified Offer prior to the filing. After the Lender accepts a Qualified Offer, default by the Borrower in fulfilling the terms of the accepted offer shall trigger personal liability for the entire Indebtedness.

15.	SEVERABILITY

If any provision of this Note is held to be invalid, illegal or unenforceable in any respect, or operates, or would if enforced operate to invalidate this Note, then that provision shall be deemed null and void. Nevertheless, its nullity shall not affect the remaining provisions of this Note, which shall in no way be affected, prejudiced or disturbed.

16.	WAIVER

Except to the extent that such rights are expressly provided in this Note, the Borrower waives demand, presentment for payment, notice of intent to accelerate, notice of acceleration, protest, notice of protest, dishonor and of nonpayment and any and all lack of diligence or delays in collection or enforcement of this Note. Without affecting the

Promissory Note	-6-
Preston Royal Village, Dallas, Texas
AEGON Loan No. 10512155

liability of the Borrower under this Note, the Lender may release any of the Property, grant any indulgence, forbearance or extension of time for payment, or release any other person now or in the future liable for the payment or performance of any obligation under this Note or any of the Loan Documents.

The Borrower further (a) waives any homestead or similar exemption; (b) waives any statute of limitation; (c) agrees that the Lender may, without impairing any future right to insist on strict and timely compliance with the terms of this Note, grant any number of extensions of time for the scheduled payments of any amounts due, and may make any other accommodation with respect to the Indebtedness evidenced by this Note; (d) waives any right to require a marshaling of assets; and (e) to the extent not prohibited by applicable law, waives the benefit of any law or rule of law intended for its advantage or protection as a debtor or providing for its release or discharge from liability under this Note, excepting only the defense of full and complete payment of all amounts due under this Note and the Loan Documents.

17.	VARIATION IN PRONOUNS

All the terms and words used in this Note, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context or sense of this Note or any paragraph or clause herein may require, the same as if such word had been fully and properly written in the correct number and gender.

18.	WAIVER OF JURY TRIAL

THE BORROWER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (A) UNDER THIS NOTE OR ANY OTHER LOAN DOCUMENT OR (B) ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENT, AND THE BORROWER AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

19.	OFFSET RIGHTS

In addition to all liens upon and rights of setoff against the money, securities, or other property of the Borrower given to the Lender by law, the Lender shall have a lien upon and a right of setoff against all money, securities, and other property of the Borrower, now or hereafter in possession of or on deposit with the Lender, whether held in a general or special account or deposit, or safe-keeping or otherwise, and, following a Default, every such lien and right of setoff may be exercised without demand upon, or notice to the Borrower. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of the Lender, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by an instrument in writing executed by the Lender.

Promissory Note	-7-
Preston Royal Village, Dallas, Texas
AEGON Loan No. 10512155

20.	COMMERCIAL LOAN

The Borrower hereby represents and warrants to the Lender that the Loan was made for commercial or business purposes, and that the funds evidenced by this Note will be used solely in connection with such purposes.

21.	REPLACEMENT OR BIFURCATION OF NOTE

If this Note is lost or destroyed, the Borrower shall, at the Lender’s request, execute and return to the Lender a replacement promissory note identical to this Note, provided the Lender delivers to the Borrower an affidavit to the foregoing effect. Upon delivery of the executed replacement note, the Lender shall indemnify the Borrower from and against its actual damages suffered as a result of the existence of two Notes evidencing the same obligation. No replacement of this Note under this Section shall result in a novation of the Borrower’s obligations under this Note. In addition, the Lender may at its sole and absolute discretion require that the Borrower execute and deliver two separate promissory notes, which shall replace this Note as evidence of the Borrower’s obligations. The two replacement notes shall, taken together, evidence the exact obligations set forth in this Note. The replacement notes shall be independently transferable. If this Note is so replaced, the Lender shall return this Note to the Borrower marked to evidence its cancellation.

22.	GOVERNING LAW

This Note shall be construed and enforced according to, and governed by, the laws of Texas without reference to conflicts of laws provisions which, but for this provision, would require the application of the law of any other jurisdiction.

23.	TIME OF ESSENCE

In the performance of the Borrower’s obligations under this Note, time is of the essence.

24.	AGREEMENT CONCERNING INTEREST

	24.1	Definitions

As used in this Note, the term “Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable federal law, if it permits a higher rate). “Charges” means all fees, charges, and any other things of value, if any, that are contracted for, charged, received, taken or reserved pursuant to this Note, any of the other Loan Documents, or any other conversation or writing between the Lender and the Borrower in connection with the Loan (whether in connection with the acceleration by the Lender of the maturity of the Indebtedness, in connection with any voluntary prepayment of the Indebtedness, or otherwise, and including fees for the forbearance of any enforcement action or for the extension or modification of the Loan) which are treated as interest under applicable law. The term “Indebtedness” shall mean any and all debt paid or payable by the Borrower to the Lender pursuant to this Note, the Loan Documents or any other

Promissory Note	-8-
Preston Royal Village, Dallas, Texas
AEGON Loan No. 10512155

communication or writing by or between the Borrower and the Lender relating to the Loan.

24.2	Savings Clause

It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Note or the Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, taken, reserved or received pursuant to the Note, any of the other Loan Documents or any communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged, taken, reserved or received by reason of the Lender’s exercise of the option to accelerate the maturity of the Note and/or the Indebtedness, or (iii) Borrower will have paid or Lender will have received by reason of any prepayment by Borrower of the Note and/or the Indebtedness, then it is Borrower’s and Lender’s express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically cancelled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of the Note and/or the Indebtedness (or, if the Note and all Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of the Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Note has been paid in full before the end of the stated term of the Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Borrower and/or credit such excess interest against the Note and/or any Indebtedness then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim or counterclaim (in which event such proceeding shall be abated for such time period) seeking usury penalties against Lender, Borrower will provide written Notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and the Lender shall have sixty (60) days after receipt of the Notice to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Note and/or the Indebtedness then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of any debt evidenced by the Note and/or the Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the Note and/or the Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Note and/or the Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Note and/or the Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and

Promissory Note	-9-
Preston Royal Village, Dallas, Texas
AEGON Loan No. 10512155

revolving triparty accounts) apply to the Note and/or any of the Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

	24.3	Ceiling Election

To the extent that the Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the Indebtedness, the Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent federal law permits the Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, the Lender will rely on federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, the Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to the Borrower as provided by applicable law now or hereafter in effect.

25.	NO ORAL AGREEMENTS

THIS NOTE AND ALL THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT OF THE BORROWER AND THE LENDER AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE LOAN AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE BORROWER AND THE LENDER. THERE ARE NO ORAL AGREEMENTS BETWEEN THE BORROWER AND THE LENDER. THE PROVISIONS OF THIS NOTE AND THE OTHER LOAN DOCUMENTS MAY BE AMENDED OR REVISED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE BORROWER AND THE LENDER.

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed as of the Effective Date.

AMREIT PRESTON ROYAL, LP, a Texas limited partnership

By:	AmREIT Preston Royal GP, LLC, a Texas limited liability company

	By:	/s/ Brett Treadwell
	Name:	Brett Treadwell
	Title:	Vice President

Promissory Note	-10-
Preston Royal Village, Dallas, Texas
AEGON Loan No. 10512155